EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-79010, No. 333-1268, No. 333-09785, No. 333-35507 and No. 333-35505 of
OrthoLogic Corp. on Form S-8 and Registration Statements No. 33-82050, No. 333-1558 and No. 333-62321 of OrthoLogic Corp. on Form S-3 of our reports dated February 9, 1999, appearing in and incorporated by reference in the Annual Report on

Form 10-K of OrthoLogic Corp. for the year dated December 31, 1998.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 26, 1999